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                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 30, 1997

                                     Between

                     AMERICAN COMMUNICATIONS SERVICES, INC.

                                       and

                       AT&T COMMERCIAL FINANCE CORPORATION




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


                                TABLE OF CONTENTS

                                                                        Page No.

ARTICLE IDEFINITIONS...........................................................
         SECTION 1.01.  Definitions............................................1
         SECTION 1.02. Accounting Terms.......................................19
         SECTION 1.03. Others Defined in New York Uniform Commercial Code.....19

ARTICLE IILOANS...............................................................19
         SECTION 2.01.  Agreement to Lend.....................................19
         SECTION 2.02.  Purpose of Loan.......................................19
         SECTION 2.03.  The Note..............................................19
         SECTION 2.04.  Interest on Loans.....................................19
         SECTION 2.05.  Payments..............................................20
         SECTION 2.06.  Default Rate of Interest..............................20
         SECTION 2.07.  Optional Prepayment of Loans; Mandatory Prepayment of
                        Loans.................................................21
         SECTION 2.08.  Payment, etc..........................................21
         SECTION 2.09.  Maximum Lawful Interest Rate..........................21

ARTICLE IIIREPRESENTATIONS AND WARRANTIES.....................................22
         SECTION 3.01.  Organization; Powers..................................22
         SECTION 3.02.  Authorization by the Borrower.........................22
         SECTION 3.03.  Financial Statements..................................23
         SECTION 3.04.  No Material Adverse Change............................23
         SECTION 3.05.  Litigation............................................23
         SECTION 3.06.  Tax Returns...........................................23
         SECTION 3.07.  No Defaults...........................................23
         SECTION 3.08.  Properties............................................23
         SECTION 3.09.  Licenses, etc.........................................24
         SECTION 3.10.  Compliance With Laws..................................24
         SECTION 3.11.  ERISA.................................................24
         SECTION 3.12.  Investment Company Act; Public Utility Holding Company
                        Act...................................................25
         SECTION 3.13.  Federal Reserve Regulations...........................25
         SECTION 3.14.  Collateral. ..........................................25
         SECTION 3.15.  Chief Place of Business...............................25
         SECTION 3.16.  Other Corporate Names.................................25
         SECTION 3.17.  Insurance.............................................25
         SECTION 3.18.  Capitalization and Subsidiaries.......................26
         SECTION 3.19.  Subsidiaries and Joint Ventures.......................26
         SECTION 3.20.  Indentures............................................26
         SECTION 3.21.  No Material Misstatements.............................26
         SECTION 3.22.  Excluded Subsidiaries.................................26

ARTICLE IVCONDITIONS FOR LOAN.................................................26
         SECTION 4.01.  Conditions Precedent to  Loans........................27

ARTICLE VAFFIRMATIVE COVENANTS................................................28
         SECTION 5.01.  Corporate and Franchise Existence.....................28
         SECTION 5.02.  Compliance with Laws, Etc.............................28
         SECTION 5.03.  Maintenance of Properties.............................28
         SECTION 5.04.  Insurance.............................................29
         SECTION 5.05.  Obligations and Taxes.................................29
         SECTION 5.06.  Financial Statements, Reports, etc....................29
         SECTION 5.07.  Litigation and Other Notices..........................31
         SECTION 5.08.  ERISA.................................................31
         SECTION 5.09.  Access to Premises and Records........................31
         SECTION 5.10.  Environmental Notices.................................31
         SECTION 5.11.  Amendment of Organization Document; Change of Name....31
         SECTION 5.12.  Changes in Regulation.................................32
         SECTION 5.13.  Further Assurances....................................32

ARTICLE VINEGATIVE COVENANTS..................................................32
         SECTION 6.01.  Liens, etc............................................32
         SECTION 6.02.  Mergers, Consolidations and Certain Sales of Assets...33
         SECTION 6.03.  Indentures............................................35
         SECTION 6.04.  Restricted Payments...................................35
         SECTION 6.05.  Issuances and Sales of Capital Stock of Subsidiaries..35
         SECTION 6.06.  Margin Regulation.....................................36
         SECTION 6.07.  Permitted Activities..................................36
         SECTION 6.08.  Disposition of Licenses, etc..........................36
         SECTION 6.09.  Transactions with Affiliates..........................36
         SECTION 6.10.  ERISA.................................................37
         SECTION 6.11.  Indebtedness..........................................37
         SECTION 6.12.  Investments...........................................38

ARTICLE VIICOLLATERAL SECURITY................................................39
         SECTION 7.01.  Collateral Security...................................39
         SECTION 7.02.  Preservation of Collateral and Perfection of Security
                        Interests Therein.....................................39

ARTICLE VIIIEVENTS OF DEFAULT; REMEDIES.......................................39
         SECTION 8.01.  Events of Default.....................................39
         SECTION 8.02.  Termination of Commitment; Acceleration...............42
         SECTION 8.03.  Waiver of Demand......................................42
         SECTION 8.04.  Rights and Remedies Generally.........................42
         SECTION 8.05   Sale or Other Disposition of Collateral by Lender.....42
         SECTION 8.06.  Lender Not Liable.....................................43
         SECTION 8.07.  Right of Set-off......................................43

ARTICLE IXMISCELLANEOUS.......................................................43
         SECTION 9.01.  Notices...............................................43
         SECTION 9.02.  No Waivers; Amendments................................44
         SECTION 9.03.  Governing Law and Jurisdiction........................44
         SECTION 9.04.  Expenses; Documentary Taxes...........................44
         SECTION 9.05.  Equitable Relief......................................45
         SECTION 9.06.  Indemnification; Limitation of Liability..............45
         SECTION 9.07.  Survival of Agreements, Representations and
                        Warranties,etc........................................46
         SECTION 9.08.  Successors and Assigns................................46
         SECTION 9.09.  Severability..........................................46
         SECTION 9.10.  Cover Page, Table of Contents and Section Headings....46
         SECTION 9.11.  Counterparts..........................................46
         SECTION 9.12.  Application of Payments...............................46
         SECTION 9.13.  Marshalling; Payments Set Aside.......................47
         SECTION 9.14.  SERVICE OF PROCESS....................................47
         SECTION 9.15.  WAIVER OF JURY TRIAL..................................47
         SECTION 9.16.  Confidentiality.......................................47
         SECTION 9.17.  Entire Agreement, etc.................................48

                                    EXHIBITS



EXHIBIT A                  --       Form of Note

EXHIBIT B                  --       Form of Pledge Agreement

EXHIBIT C                  --      Form of Notice of Borrowing

EXHIBIT D                  --       Financials

EXHIBIT E                  --       Form of Secretary's Certificate

EXHIBIT F                  --       Form of Opinion of Borrower's
                                    Special Counsel

EXHIBIT G                  --       Form of Intercompany Note

                                    SCHEDULES


SCHEDULE 3.04              --       Material Adverse Change

SCHEDULE 3.05              --       Pending Litigation

SCHEDULE 3.10              --       Compliance with Laws

SCHEDULE 3.11              --       ERISA

SCHEDULE 3.15              --       Chief Place of Business

SCHEDULE 3.16              --       Other Corporate Names

SCHEDULE 3.17              --       Insurance

SCHEDULE 3.18              --       Capitalization

SCHEDULE 3.19              --       Subsidiaries and Joint Ventures

SCHEDULE 3.22              --       Excluded Subsidiaries

                  LOAN AND SECURITY AGREEMENT ("Agreement") dated as of December 30, 1997 between AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation (the "Borrower"), and AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation (the "Lender").

                  WHEREAS, the Borrower has requested Lender to extend credit to the Borrower to enable the Borrower to borrow; and

                  WHEREAS, the Lender is willing to extend such credit to the Borrower, subject to, and on the terms and conditions of this Agreement;

                  NOW THEREFORE, the Borrower and the Lender hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


                  SECTION 1.01. Definitions. As used in this Agreement, the following words and terms shall have the meanings specified below:

                  "Accounts" shall mean all present and future rights of the Borrower to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

                  "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For purposes of this definition, control of a Person shall mean the power to vote more than twenty-five percent (25%) of the outstanding stock or other ownership interests having ordinary voting power for election of directors (or Persons performing similar functions) of such Person; provided, however, that except for purposes of Section 6.09 neither the Borrower nor any of its Subsidiaries shall be deemed to be Affiliates of each other, and for purposes of Section 6.09 no Subsidiary shall be deemed to be an Affiliate of another Subsidiary.

                "Asset Sale" shall mean, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of consolidation or merger, and by means of any Sale and Leaseback Transaction by such Person or any of its Subsidiaries to any Person other than the Borrower or a Subsidiary of the Borrower, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of Property or assets (including with respect to the Borrower, the Capital Stock of any Subsidiary) of such Person or any of its Subsidiaries, the Fair Market Value of which exceeds $2,000,000, other than (i) a disposition of Property that is no longer useful in the conduct of the Telecommunications Business of the Person making such disposition, (ii) a disposition that constitutes a Restricted Payment permitted to be made under Section 6.04 hereof and (iii) a disposition by the Borrower or any Subsidiary in connection with a transaction permitted pursuant to Section 6.02 hereof. For purposes of this definition, any series of related transactions that, if effected as a single transaction would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last transaction which is a part thereof is effected.

                  "Authorization" shall mean any license, permit, authorization, approval or certificate of public convenience and necessity issued to the Borrower or a Subsidiary by a Governmental Authority.

                  "Benefit Plan" shall mean a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Board of Directors" shall mean either the board of directors of the Borrower or any duly authorized committee of that board.

                  "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Lender.

                  "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in New Jersey, on which banks are open for business in New Jersey.

                  "Capital Lease Obligation" of any Person, shall mean the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP.

                  "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person (including, without limitation, common stock, preferred stock and partnership interests) and any rights (other than Debt convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash and Eligible Cash Equivalents.

                  "Change of Control" shall mean, (i) after giving effect to any disposition of Voting Stock of the Borrower, a Controlling Interest in fifty percent (50%) or more of the Voting Stock of the Borrower is obtained by a Person or Control Group except for (1) any Person or Control Group which has (A) an equity capitalization of at least $1,000,000,000, (B) is engaged (without giving effect to the acquisition of any Voting Stock of the Borrower) in the Telecommunications Business, and (C) the total Debt of such Person after giving effect to the acquisition of any Voting Stock of the Borrower does not exceed forty percent (40%) of the Market Capitalization of such Person, or (2) any transaction permitted pursuant to the provisions of Section 6.02(a)(iii), or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Code" shall have the meaning ascribed to such term in
Section 1.03.

                  "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Borrower in or upon which a security interest, lien or mortgage is granted to Lender by the Borrower, whether pursuant to Section 7.01 of this Agreement or the other Loan Documents; provided, however, that Collateral shall not include the Capital Stock or equity interests in any New Subsidiary or Excluded Subsidiary unless the Subsidiary Investment Conditions have been fulfilled with respect thereto.

                  "Commercial Paper Rate" shall mean for each Interest Period, the average offering rate by commercial paper dealers for three month commercial paper of major corporations as quoted in the Eastern Edition of The Wall Street Journal (or its successor publication) two (2) Business Days prior to such Interest Period, plus four and one-half percent (4.50%) per annum.

                  "Commitment" shall mean Lender's agreement to lend as set forth in Section 2.01.

                  "Commitment Amount" shall mean $35,000,000.

                  "Common Stock" shall mean, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Consolidated Interest Expense" shall mean, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Debt (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to Preferred Stock or Disqualified Stock of such Person (and of its Subsidiaries if to be paid to a Person other than such Person or its Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; and (iv) to the extent such Person or any of its Subsidiaries Guarantees Debt of any other Person, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt of such Person and its Subsidiaries prior to its Stated Maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Subsidiaries and as determined in accordance with GAAP.

                  "Consolidated Net Income" of any Person shall mean for any period, the aggregate net income (or net loss) of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication
(i) all items classified as extraordinary, (ii) any net income of any Person other than such Person and its Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Subsidiaries by such other Person during such period in respect of such income,
(iii) the net income of any Person acquired by such Person or any of its Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (but not net losses) in respect of Asset Sales by such Person or its Subsidiaries, (vi) the net income (but not net loss) of any Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Subsidiary to such Person, (vii) with regard to a non-wholly owned Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Subsidiary's pro rata share of such non-wholly owned Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

                  "Consolidated Tangible Assets" of any Person shall mean, as of any date, the sum for such Person and its Subsidiaries (after eliminating intercompany items) of the net book value of all Property and assets of such Person and its Subsidiaries reflected on a balance sheet of such Person or such Subsidiary, as the case may be, prepared in accordance with GAAP, less the net book value of all items that would be classified as intangibles under GAAP, including, without limitation, (i) licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements, organizational expenses, and (ii) unamortized deferred financing costs, debt discount and expenses, including any appropriate deductions for any minority interest in such assets of such Subsidiaries.

                  "Contaminant" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "Control Group" shall mean two or more Persons acting as a partnership, limited partnership, limited liability company, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Borrower or any Subsidiary.
                  "Controlling Interest" shall mean the power to vote more than 50% of the outstanding stock or other ownership interests having ordinary voting power for election of directors (or Persons performing similar functions) of a Person.

                  "Debt" shall mean (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person,
(vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed; provided, however that Debt shall not include any obligation under any Disqualified Stock. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, or (b) any Receivables Sale shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Borrower or a Wholly-Owned Subsidiary of the Borrower) thereof, excluding amounts representative of yield or interest earned on such investment.

                  "Debt to EBITDA Ratio" shall mean, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Borrower and its Subsidiaries on a consolidated basis as at the date of determination to (ii) the aggregate amount of EBITDA of the Borrower and its Subsidiaries for the four preceding fiscal quarters for which financial information is available immediately prior to the date of determination; provided that any Debt incurred or retired by the Borrower or any of its Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Debt was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Debt to EBITDA Ratio would have the effect of increasing or decreasing Debt or EBITDA in the future, Debt or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Borrower or any of its Subsidiaries shall have engaged in any Asset Sale EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by any amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Debt as if such Asset Sale and related retirement of Debt had occurred on the first day of such period and (z) if during such four fiscal quarter period the Borrower or any of its Subsidiaries shall have acquired any material assets outside the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such period.

                  "Default"  shall  mean  any  event,  act  or  condition,   the
occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

                  "Defeasance Conditions" shall mean that the Borrower or the Subsidiary which assumes any Debt in connection with a merger or consolidation permitted pursuant to Section 6.02(a) has cash or Eligible Cash Equivalents solely the property of such Borrower or Subsidiary in an amount sufficient to defease such Debt, which cash or Eligible Cash Equivalents shall at all times be segregated from the other Property of such Borrower or Subsidiary, and shall be applied by such Borrower or Subsidiary solely to defease such Debt.

                  "Disposition" shall have the meaning ascribed to such term in the definition of "Asset Sale".

                  "Disqualified Stock" shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Debt at any time, in whole or in part, on or prior to the Maturity Date.

                  "EBITDA" shall mean, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any non-cash charge related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its Stated Maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period, each item to be determined in accordance with GAAP.

                  "Eligible Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided, that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000, with a maturity date not more than one year from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 90 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's or A-2 or better from Moody's; (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within ninety days after date of acquisition; (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

                  "Eligible Institution" shall mean a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's or Moody's Investors Service, Inc. at the time as of which any investment or rollover therein is made.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the IRC) with the Borrower and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the IRC) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                  "Event of Default" shall have the meaning given to such term in Section 8.01 hereof.

                  "Exchange Rate Obligation" shall mean, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance or other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

                  "Excluded Subsidiary" shall mean a Person listed on
Schedule 3.22 hereto.

                  "Fair Market Value" shall mean, with respect to any Property or asset, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors with respect to any asset valued at $500,000 or more, or by a Responsible Officer with respect to any asset valued at less than $500,000.

                  "FCC" shall mean the Federal Communications Commission or any successor commission or agency having jurisdiction over any Subsidiary or any System.

                  "Financials" shall have the meaning specified in Section 3.03.

                  "Funding Date" shall mean December 30, 1997.

                  "GAAP" shall have the meaning ascribed to such term in
Section 1.02.

                  "Government Securities" shall mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not less than one year from the date of Investment therein.

                  "Governmental Authority" shall mean any nation or government, federal, state, local or other political subdivision thereof or any entity exercising executive, legislative, judicial or administrative functions of or pertaining to government.

                  "Guarantee" shall mean any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person in any manner (and "Guarantees", "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

                  "Headquarters Expenses" shall mean management or similar fees payable by any Subsidiary to the Borrower.

                  "Incur" shall mean with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of the Borrower (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Borrower.

                  "Indebted Subsidiaries" shall mean collectively, American Communication Services of Louisville, Inc., a Delaware corporation, American
Communication  Services of Fort Worth,  Inc., a Delaware  corporation,  American
Communication Services of Columbia, Inc., a Delaware corporation, American Communication Services of Greenville, Inc., a Delaware corporation, and American Communications Services of El Paso, Inc., a Delaware corporation.

                  "Indentures" shall mean collectively, (i) that certain Indenture dated as of November 14, 1995 between the Borrower and Chemical Bank, as trustee, and relating to Borrower's $190,000,000 13% Senior Discount Notes due 2005, as amended and restated as of November 12, 1997, (ii) that certain Indenture dated as of March 26, 1996 between the Borrower and Chemical Bank, as trustee, and relating to Borrower's $120,000,000, 12 3/4% Senior Discount Notes due 2006, as amended and restated as of November 12, 1997 and (iii) that certain Indenture dated as of July 23, 1997 between the Borrower and Chemical Bank, as trustee, and relating to Borrower's $220,000,000 13 3/4% Senior Notes due 2007.

                  "Intercompany Notes" shall mean the promissory notes of the Indebted Subsidiaries that are payable to the Borrower and evidence the Debt of the Indebted Subsidiaries to the Borrower resulting from the advance of funds by the Borrower to the Indebted Subsidiaries to pay off existing Debt of the Indebted Subsidiaries to AT&T Credit Corporation, substantially in the form of Exhibit G attached hereto.

                  "Interest Hedging Obligation" shall mean, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

                  "Interest Period" shall mean the period commencing on the Funding Date and ending on the last day of the calendar quarter in which the Funding Date occurs, and thereafter, each period commencing on the first day of each subsequent calendar quarter and ending on the last day of such subsequent calendar quarter; provided, however, that the duration of any Interest Period which commences before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

                  "Investment" in any Person shall mean any direct, or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person; (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person; or (iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or asset other than cash, such Property or asset shall be valued at its Fair Market Value at the time of such transfer.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

                  "IRS" shall mean the Internal Revenue Service or any successor agency.

                  "Joint Venture" shall mean a corporation, partnership, limited liability company or other entity engaged in one or more Telecommunications Businesses in which the Borrower owns, directly or indirectly, a 25% or greater interest, with the balance of the ownership interests being held by one or more Strategic Investors.

                  "Lender" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum equal to the average of interbank offered rates for U.S. dollar deposits in the London market for three months as quoted in the Eastern Edition of The Wall Street Journal on the date ("LIBOR Rate Determination Date") two Business Days prior to the first day of each Interest Period, or if such rate is not published in the Eastern Edition of The Wall Street Journal, the arithmetic mean (rounded upward to the nearest one-hundredth of one percent per annum), of the rates per annum at which deposits in U.S. dollars of not less than $1,000,000 are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 11:00 A.M. (London time) on the LIBOR Rate Determination Date for any period equal to three months, as quoted by at least two of the four Reference Banks following a solicitation of quotes from all four Reference Banks, or, if fewer than two such quotes are received, an interest rate per annum equal to the arithmetic mean (rounded upward to the nearest one-hundredth of one percent per annum), of the rates per annum at which loans in U.S. dollars of not less than $1,000,000 are offered at approximately 11:00 a.m., New York time on the LIBOR Rate Determination Date, by three major banks selected by Lender in New York, New York to leading European banks, for a period equal to three months, as quoted by such major New York banks; plus in each case four and one-half percent (4.50%) per annum. The LIBOR Rate for each Interest Period shall be determined by the Lender on the basis of the foregoing information or quotations on the LIBOR Rate Determination Date with respect to such Interest Period, subject, however, to the provisions of Section 2.04(c).

                  "Lien" shall mean, with respect to any Property or other asset (including Capital Stock), any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Loans" shall mean the loans made to the Borrower on the Funding Date pursuant to Section 2.01.

                  "Loan Documents" shall mean this Agreement (including all schedules and exhibits referred to herein), the Note, the Pledge Agreement, the Intercompany Notes, and all security agreements, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, financing statements, amendments and waivers heretofore, now or hereafter executed by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated hereby, and delivered to Lender.

                  "Market Capitalization" shall mean, for any Person, at the time of determination, (i)for purposes of determining whether a Change of Control has occurred or Section 6.02(a)(iii)(C) has been complied with, where the Common Stock of the Person which is acquiring the Borrower or is the survivor of a merger or consolidation with the Borrower is traded on a securities exchange, automated quotations system or market, the product of (A) the aggregate amount of outstanding shares of Common Stock of such Person (which shall not include any Common Stock issuable upon the exercise of options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (B) the average Closing Price of such Common Stock over the preceding twenty consecutive Trading Days, plus (C) indebtedness of the Borrower as determined in accordance with GAAP immediately prior to such Change of Control or merger or consolidation; (ii) for purposes of determining whether a Change of Control has occurred or Section 6.02(a)(iii)(C) has been complied with, where the Common Stock of the Person which is acquiring the Borrower or merging or consolidating with the Borrower, is not traded on a securities exchange, automated quotations system or market, the sum of (A) the book value of the Common Stock of such Person immediately prior to such Change of Control or merger or consolidation, (B) the consideration paid for the Borrower, and (C) indebtedness of the Borrower as determined in accordance with GAAP immediately prior to such Change of Control or merger or consolidation; and (iii) for purposes of determining whether Section 6.02(a)(ii)(C) has been complied with,
(A) the book value of the Subsidiary which is a party to the merger immediately prior to the merger, plus (B) the consideration paid to the shareholders of the other Person which is a party to the merger, with any Common Stock included in such consideration to be valued in accordance with the criteria set forth in clause (i)(A) and (B) above or clause (ii)(A) above, as applicable, plus (C) indebtedness of the other Person which is a party to the merger as determined in accordance with GAAP immediately prior to the merger.

                  "Material Adverse Effect" shall mean a material adverse effect upon the condition (financial or otherwise), operations, properties or prospects of the Borrower and the Subsidiaries taken as a whole, or upon the ability of the Borrower to perform under the Loan Documents.

                  "Maturity Date" shall mean September 30, 2004.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or an ERISA Affiliate.

                  "Net Cash Proceeds" shall mean, with respect to the sale of any Property or assets by any Person or any of its Subsidiaries, Cash Proceeds received net of (i) all reasonable out-of-pocket expenses of such Person or such Subsidiary incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person or any of its Subsidiaries) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Subsidiaries; (ii) all payments made or required to be made by such Person or its Subsidiaries on any Debt which is secured by such Properties or assets in accordance with the terms of any Lien upon or with respect to such Properties or assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Subsidiaries of such Person as a result of such transaction; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Subsidiaries from escrow; provided, further, that any non-cash-consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time of conversion, and shall thereafter be applied in accordance with Section 6.02.

                  "New Subsidiary" shall mean any Subsidiary of the Borrower created after the Funding Date for any purpose other than engaging in a Telecommunications Business or operating a System previously engaged in or operated by any other Subsidiaries, exclusive of any such Subsidiary created after the Funding Date for which all of the Subsidiary Investment Conditions have been complied with.

                  "Note" shall mean the promissory note of the Borrower, substantially in the form of Exhibit A attached hereto.

                  "Obligations" shall mean all of the payment and performance obligations of the Borrower, heretofore now or hereafter existing under this Agreement or the other Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "Payment Date" shall mean, following the Funding Date, the last calendar day of March, June, September and December in each calendar year, but if any such date is not a Business Day the next succeeding Business Day.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Investments" shall mean

                  (i)      Eligible Cash Equivalents;

                  (ii) Investments in Property used in the ordinary course of business;

                  (iii) Investments in any Person as a result of which such Person becomes a Subsidiary of the Borrower provided that such Investment does not result in an Event of Default and the Subsidiary Investment Condition with respect to such Person have been complied with within thirty days of making such Investment;

                  (iv) Investments in prepaid expenses,  negotiable  instruments
         held  for  collection  and  lease,  utility,   workers'   compensation,
         performance and other similar deposits;

                  (v) Interest Hedging Obligations with respect to any floating rate Debt that is permitted under Section 6.11 to be outstanding;

                  (vi) Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the Incurrence of Debt that is permitted under Section 6.11 hereof to be outstanding;

                  (vii) bonds, notes, debentures, or other debt securities received as a result of Assets Sales permitted under Section 6.02;

                  (viii) Investments by the Borrower or a Subsidiary in or in respect of a Person to the extent the consideration for such Investment consists of shares of Qualified Stock of the Borrower; and

                  (ix) Investments listed on Schedule 1.02 hereto.

                  "Permitted Liens" shall have the meaning set forth in
Section 6.01.

                  "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or other legal entity, or government or any agency or political subdivision thereof.

                  "Plan"  shall  mean any  employee  benefit  plan as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" shall mean that certain Agreement in the form of Exhibit B hereto, providing for the pledge by the Borrower to Lender of all of the capital stock of all direct and indirect Subsidiaries of the Borrower.

                  "Preferred Stock" shall mean as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred, as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution or winding up of such Person, over shares of Capital Stock of any other class of such Person.

                  "Prepayment Conditions" shall mean (i) the Borrower seeks additional financing through the provision of senior secured loans to the Borrower, (ii) the Borrower provides Lender or a lending syndicate arranged by Lender the opportunity to provide or participate in such financing, it being understood that the Borrower shall have no obligation to accept any offer to provide such financing from Lender or to keep such opportunity open for a period of more than thirty (30) days after the Borrower has provided Lender with the material terms and conditions related to such financing, (iii) in order to obtain such senior secured financing from another source, it is necessary either for (A) the Borrower to prepay the Loans in full or (B) Lender to share the Collateral with the providers of such senior secured financing on a pro rata basis, and Lender shall have refused to do so within thirty (30) days after receipt of written request therefor from the Borrower, (iv) the Borrower obtains the senior secured financing it sought from Lender from another financing source on substantially the same terms and conditions or more favorable terms and conditions to the Borrower than those offered to Lender, and (v) the Debt to EBITDA Ratio is less than (i) 5.5 to 1.0 for Debt incurred on or before November 1, 1998 or (ii) 5.0 to 1.0 for Debt incurred after November 1, 1998.

                  "Prepayment Premium" shall mean, (i) if all of the Prepayment Conditions have been satisfied other than the one in clause (v) of the definition thereof and the holders of the Debt under the Indentures have not waived any covenant prohibiting additional financing, the percentage of the outstanding principal balance of the Loans set forth below during the period indicated:

                  Period                 Percentage

March 31, 1998 through and               3%
  including March 30, 1999

March 31, 1999 through and               1%
  including March 30, 2001

any time thereafter                      0%;

(ii) at any other time except when either (A) all of the Prepayment Conditions have been satisfied or (B) all of the Prepayment Conditions have been satisfied other than the one in clause (v) of the definition thereof and the holders of the Debt under all the Indentures have waived all covenants prohibiting additional financing, the percentage of the outstanding principal balance of the Loans being prepaid set forth below during the period indicated:

                  Period                 Percentage

Funding Date through and                 3%
  including March 30, 1998

March 31, 1998 through and               1.5%
  including March 30, 1999

March 31, 1999 through and               0.5%
  including March 30, 2001

any time thereafter                      0%

                  "Property" shall mean, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed tangible or intangible, excluding Capital Stock in any other Person.

                  "PUC" shall mean the public utilities commission, public service commission or other state Governmental Authority with responsibility for telecommunications regulation and having jurisdiction over the Borrower or any Subsidiary or such Subsidiary's System.

                  "Purchase Money Debt" shall mean Debt of the Borrower or any Subsidiary of the Borrower (including, without limitation, Debt represented by Capital Lease Obligations, Vendor Finance Indebtedness, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition or improvement by such Person or any Subsidiary of the Borrower of assets to be owned and operated by such Person, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

                  "Qualified Stock" of any Person shall mean any class of Capital Stock other than Disqualified Stock.

                  "Receivables"   shall   mean   receivables,   chattel   paper,
instruments, documents or intangibles evidencing or relating to the right to payment of money.

                  "Receivables Sale" of any Person shall mean any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

                  "Reference Banks" shall mean Chase Manhattan Bank, Citibank, N.A., Bank of America and The First National Bank of Chicago.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                  "Remedial Action" shall mean actions required by any Governmental Authority to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA, other than the events described in Section 4043(c)(3) or (7) of ERISA or with respect to which the reporting requirements have been waived .

                  "Responsible Officer" shall mean with respect to any Person, its Chairman of the Board, President, any Vice President or Chief Financial Officer.

                  "Restricted Payment" shall mean (i) a dividend or other distribution declared or paid on the Capital Stock of the Borrower or to the Borrower's stockholders (in their capacity as such), or declared or paid to any Person other than the Borrower or a Subsidiary of the Borrower on the Capital Stock of any Subsidiary of the Borrower, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Borrower or such Subsidiary, (ii) a payment made by the Borrower or any of its Subsidiaries (other than to the Borrower or any Subsidiary of the Borrower) to purchase, redeem, acquire or retire any Capital Stock of the Borrower or of a Subsidiary of the Borrower, (iii) a payment made by the Borrower or any of its Subsidiaries (other than a payment made solely in Qualified Stock of the Borrower) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Borrower or such Subsidiary which was scheduled to mature on or after the maturity of the Obligations, or (iv) an Investment in any Person, including a Subsidiary, other than (a) a Permitted Investment, (b) an Investment by the Borrower in a Subsidiary of the Borrower or (c) an Investment by a Subsidiary of the Borrower in the Borrower or a Subsidiary of the Borrower.

                  "Sale and Leaseback Transaction" shall mean, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

                  "Segregated Assets" shall mean the proceeds, directly or indirectly, of any Asset Sale relating to the Property or Capital Stock of any Subsidiary of the Borrower or any revenues generated by any Subsidiary of the Borrower.

                  "Share Exchange" shall mean the exchange by AT&T Credit Corporation of shares of common stock of the Indebted Subsidiaries, which shares are beneficially owned by AT&T Credit Corporation, for shares of common stock of the Borrower pursuant to the terms of that certain Exchange Agreement of even date herewith between AT&T Credit Corporation and the Borrower.

                  "Stated Maturity" shall mean, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

                  "Strategic Investor" shall mean a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization, at the time of its initial Investment in the Borrower or in a Joint Venture with the Borrower, in excess of $1.0 billion.

                  "Strategic   Subsidiary"  shall  mean  any  of  the  following
Persons: any Indebted Subsidiary, American Communication Services of Maryland, Inc., a Maryland corporation, American Communication Services of Las Vegas, Inc., a Maryland corporation, or American Communication Services of Pima County, Inc., a Delaware corporation.

                  "Subsidiary" of any Person shall mean (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; (ii) any general partnership, joint venture or similar entity, more than fifty percent (50%) of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person; and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner; provided, however, that neither a New Subsidiary nor an Excluded Subsidiary shall be deemed to be a Subsidiary of the Borrower unless an Investment is made in such New Subsidiary or Excluded Subsidiary out of Segregated Assets.

                  "Subsidiary Investment Conditions" shall mean with respect to any New Subsidiary or Excluded Subsidiary (a "Prospective Subsidiary") which any Subsidiary intends to make an Investment in or the Borrower intends to make an Investment in out of Segregated Assets, (A) Lender shall have received each of the following: (i) a Pledge Agreement executed by the Borrower and relating to all the Capital Stock of such Prospective Subsidiary, together with stock certificates and undated stock powers duly executed in blank for all the shares of Capital Stock of such Prospective Subsidiary, (ii) the articles or certificate of incorporation of such Prospective Subsidiary, certified to as of a recent date to be true, correct and complete by the Secretary of State of the state of incorporation of such Prospective Subsidiary, (iii) certificates of a recent date from appropriate public officials as to the qualification and good standing of such Prospective Subsidiary in the state in which it is incorporated and the state in which it maintains its principal place of business, (iv) a certificate of the secretary of the Borrower certifying as of the date of the proposed Investment (a) the name and true signature of the officer of the Borrower authorized to execute the above referenced Pledge Agreement, (b) the resolutions of the Board of Directors of the Borrower approving the transactions contemplated by the above referenced Pledge Agreement, and (c) the Borrower's and such Prospective Subsidiary's bylaws, as of the date of the Proposed Investment, (v) an opinion of counsel to the Borrower in form and substance satisfactory to the Lender as to the transactions contemplated by the above referenced Pledge Agreement, and (vi) a certificate of the Chief Financial Officer of the Borrower dated as the date of the proposed Investment certifying that no Default or Event of Default would result from such Prospective Subsidiary becoming a Subsidiary of the Borrower and that as of such date the representations and warranties of the Borrower set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the date of the proposed Investment with the same effect as though such representations and warranties had been made on and as of such date; and
(B) such Prospective Subsidiary shall engage in a Telecommunications Business.

                  "System" shall mean with respect to any Subsidiary, the competitive local exchange communications systems maintained by such Subsidiary as expanded and developed from time to time, and all replacements, enhancements or additions thereto.

                  "Telecommunications Assets" shall mean, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses to use copyrighted material) that are utilized by such Person, directly or indirectly, in a Telecommunications Business. Telecommunications Assets shall include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by the Borrower or a Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Subsidiary of the Borrower and all of the Subsidiary Investment Conditions are complied with respect to such Person. The determination of what constitutes Telecommunication Assets shall be made by the Board of Directors and evidenced by a Board Resolution delivered to the Lender.

                  "Telecommunications Business" shall mean the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in an activity set forth in clause (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in clause (i) or (ii) above.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Trading Day" shall mean, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

                  "Vendor Financing Indebtedness" of any Person shall mean an obligation owed by such Person to a vendor of any Telecommunications Assets solely in respect of the purchase price of such assets.

                  "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                  "Wholly-Owned Subsidiary" of any Person shall mean a Subsidiary of such Person, all of the outstanding Voting Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

                  SECTION 1.02. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis ("GAAP").

                  SECTION 1.03. Others Defined in New York Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "Code") to the extent the same are used or defined therein.

                                   ARTICLE II
                                      LOANS

                  SECTION 2.01. Agreement to Lend. Subject to the terms and conditions herein and relying upon the representations and warranties of the Borrower herein (unless the Commitment of Lender shall have been terminated in accordance with the terms hereof), Lender agrees to make Loans to Borrower in the amount of the Commitment Amount on the Funding Date.

                  SECTION 2.02. Purpose of Loan. The Loans made to the Borrower shall be used by the Borrower (i) to make Loans to Indebted Subsidiaries to enable the Indebted Subsidiaries to repay all outstanding obligations owing by them to AT&T Credit Corporation, and (ii) for general corporate purposes.

                  SECTION 2.03. The Note. All the Loans shall be evidenced by the Note. The Loans shall bear interest from the Funding Date on the outstanding principal balance thereof as set forth in Section 2.04. Lender shall, and is authorized and directed by the Borrower to register on Schedule A to the Note the date, amount, and maturity of the Loans, and to register the date and amount of each payment on the Loans, and such Schedule A shall be conclusive evidence of the amounts owing to Lender with respect to the Loans in the absence of manifest error; provided, however, that the failure of Lender to register any such information on such schedule shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Note.

                  SECTION 2.04. Interest on Loans. (a) Subject to the provisions of Section 2.06, each Loan shall bear interest from and after the Funding Date at a rate per annum for each Interest Period equal to the Commercial Paper Rate or the LIBOR Rate, as selected by the Borrower in a written notice delivered to the Lender at least two Business Days prior to the commencement of the Interest Period in question. If the Borrower fails to deliver such written notice within the prescribed time period, then the Loans shall bear interest at the Commercial Paper Rate during the Interest Period in question. Interest shall be computed on the basis of a 360 day year comprised of twelve 30 day months, compounded quarterly.

                  (b) The Lender shall give prompt notice to the Borrower of the applicable LIBOR Rate determined by the Lender for each Interest Period for which the Borrower has requested the Loans to bear interest at the LIBOR Rate, including the applicable rate, if any, appearing in Eastern Edition of The Wall Street Journal or furnished by each Reference Bank or New York City bank, as the case may be.

                  (c) If, with respect to any Interest Period, the Lender is unable to determine the LIBOR Rate on the basis of the Eastern Edition of The Wall Street Journal or quotations of the Reference Banks or New York City banks to be selected by the Lender:

                  (i) the Lender shall forthwith notify the Borrower that the LIBOR Rate cannot be determined for such Interest Period; and

                  (ii) the interest rate on the Loans for such Interest Period will be the Commercial Paper Rate.

                  SECTION 2.05. Payments. (a) Interest on the Loans shall be payable quarterly in arrears on each Payment Date.

                  (b) The aggregate outstanding principal balance of the Loans shall be payable in twenty-four consecutive quarterly installments beginning on December 31, 1998 and continuing on each Payment Date thereafter through and including September 30, 2004. The amount of each principal payment shall be as follows:


         Payment Number                               Amount

                  1 to 4                              $437,500
                  5 to 8                              $875,000
                  9 to 12                             $1,312,500
                  13 to 16                            $1,750,000
                  17 to 24                            $2,187,500


                  SECTION 2.06. Default Rate of Interest. If all or a portion of
(a) the principal amount of the Loans, (b) any interest payable thereon, or (c) any other Obligations shall not be paid when due, such overdue amount shall bear interest at a rate that is two percent (2%) per annum above the rate of interest otherwise payable on the Loans from the date of non-payment until such amount is paid in full.

                  SECTION 2.07. Optional Prepayment of Loans; Mandatory Prepayment of Loans. (a) Provided that no Event of Default has occurred and is continuing and clause (b) below is not applicable, the Borrower shall have the right upon the provision of thirty days prior written notice to Lender, which notice shall be irrevocable, on any Payment Date occurring on or after March 30, 1998, to prepay at least $5,000,000 of the outstanding principal balance of the Loans, together with accrued interest thereon and the aggregate Prepayment Premiums, if any, with respect to the Loans being prepaid; provided, however, no partial prepayments which would result in reducing the aggregate outstanding principal balance of the Loans to less than $10,000,000, shall be permitted. Partial prepayments shall be applied to the principal installments of the Loans in the inverse order of maturity.

                  (b) Provided that no Event of Default has occurred and is continuing and either all of the Prepayment Conditions have been satisfied or all of the Prepayment Conditions other than the condition specified in clause
(v) of the definition thereof have been satisfied, the Borrower shall have the right upon the provision of thirty days prior written notice to Lender, which notice shall be irrevocable, on any Payment Date to prepay the outstanding principal balance of all, but not less than all, of the Loans, together with accrued interest thereon, without premium or penalty if all of the Prepayment Conditions have been satisfied, and otherwise, with the aggregate Prepayment Premiums, if any.

                  (c) Upon the occurrence of a Change of Control, at the sole option of Lender, the Borrower shall prepay, without premium or penalty, the outstanding principal balance of all the Loans, and all other Obligations within thirty days after receipt of notice from Lender requesting such payment, together with accrued interest.

                  SECTION 2.08. Payment, etc. All payments by the Borrower hereunder and under the Note shall be made to Lender by wire transfer or other electronic payment method to such bank accounts as Lender may designate, for the account of Lender in U.S. dollars in immediately available funds by 2:00 p.m., New Jersey time, on the date on which such payment shall be due. Interest in respect of the Loans hereunder shall accrue from the Funding Date up to and including the day prior to the date on which the Loans are paid in full.

                  SECTION 2.09. Maximum Lawful Interest Rate. Notwithstanding any provision contained herein, the total liability of the Borrower for payment of interest pursuant hereto and the Note, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such interest permitted by applicable law to be charged, collected, or received from the Borrower. If any payments by the Borrower include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, without premium or penalty, or if none is due, such excess shall be refunded to the Borrower, as applicable.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to Lender that:

                  SECTION 3.01. Organization; Powers. (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified to do business (A) in the State of Maryland and (B) in every other jurisdiction where such qualification is necessary, except where the failure to qualify would not have a Material Adverse Effect;

                  (b) the Borrower has the power and authority to own its properties, to carry on its Telecommunications Business as now conducted or as presently contemplated; and

                  (c) the Borrower has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder.

                  SECTION 3.02. Authorization by the Borrower. The execution, delivery and performance of this Agreement and the other Loan Documents to be delivered on or subsequent to the date hereof, and the Loans hereunder:

                  (a) have been duly authorized by the Borrower's Board of Directors and, if necessary, the Borrower's stockholders;

                  (b) (1) do not violate, with respect to the Borrower, (i) any provision of law applicable to the Borrower, (ii) the Borrower's Certificate of Incorporation or by-laws, or (iii) any applicable order of any court or other Governmental Authority with respect to the Borrower, or (2) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which the Borrower is a party or by which the Borrower or any of the Borrower's property is bound;
                  (c) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of the Borrower other than the Lien granted pursuant to ARTICLE VII hereof;

                  (d) constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect; and

                  (e) do not, as of the date of execution hereof, require any governmental consent, filing, registration or approval to be obtained or made by the Borrower.

                  SECTION 3.03. Financial Statements. The Borrower has furnished to Lender the audited consolidated financial statements of the Borrower and its Subsidiaries dated as of December 31, 1996, and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 1997, which statements are attached hereto as Exhibit D (the "Financials"). The Financials have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and are complete and correct in all material respects. As of the date of the Financials (a) the Financials fairly represent, in accordance with GAAP, the Borrower's and its Subsidiaries' financial position and results of operations; and (b) there are no omissions from the Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP.

                  SECTION 3.04. No Material Adverse Change. Except as disclosed on Schedule 3.04 hereto, there has been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of the Borrower since September 30, 1997.

                  SECTION 3.05. Litigation. Except as set forth on Schedule 3.05, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any property or rights of the Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of the Borrower to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

                  SECTION 3.06. Tax Returns. The Borrower has filed or caused to be filed all Federal, state and local tax returns which, to the knowledge of the Borrower, are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

                  SECTION 3.07. No Defaults. The Borrower is not in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency which could be reasonably expected to have a Material Adverse Effect, or (ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which the Borrower is a party or by which any of its assets are bound.

                  SECTION 3.08. Properties. The Borrower has good record and marketable title to or a valid leasehold interest in, all its real property and good title to all its other property other than its leased property, in which it has a valid leasehold interest, and all Collateral is free and clear of all Liens of any nature whatsoever, except Permitted Liens.

                  SECTION 3.09. Licenses, etc. The Borrower has obtained all Authorizations and approvals required by any Governmental Authority in connection with the operation of the Borrower's business except where the failure to be so licensed or approved could not be expected to result in a Material Adverse Effect.

                  SECTION  3.10.  Compliance  With Laws.  Except as disclosed on
Schedule 3.10, the operations of the Borrower comply in all material respects with all applicable federal, state or local laws and regulations, including environmental, health and safety statutes and regulations. None of the operations of the Borrower is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation. To the knowledge of the Borrower, none of the operations of the Borrower is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant into the indoor or outdoor environment. Except as disclosed on Schedule 3.10, the Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of any Contaminant into the indoor or outdoor environment. The Borrower has no contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any Release of any Contaminant into the indoor or outdoor environment.

                  SECTION 3.11. ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than a Benefit Plan or Multiemployer Plan listed on Schedule 3.11 hereto. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC. Except as disclosed on Schedule 3.11, neither the Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither the Borrower nor any ERISA Affiliate has breached in any material respect any of the responsibilities, obligations or duties imposed on it by ERISA or the regulations promulgated thereunder with respect to any Plan. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the IRC), whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan has engaged in a material nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or has taken or failed to take any action which would constitute or result in a Termination Event. Except as disclosed on Schedule 3.11, neither the Borrower nor any ERISA Affiliate has incurred any liability under Title IV of ERISA. Schedule B to the most recent annual report filed with the IRS with respect to each Plan is complete and accurate in all material respects. Since the date of the filing of the most recent annual report containing a Schedule B with the IRS, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has failed to make a material required contribution or payment to a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment under circumstances that have resulted or are reasonably likely to result in the imposition of a Lien on the assets of the Borrower or any of its Subsidiaries pursuant to
Section 412(n) of the IRC. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

                  SECTION 3.14.  Collateral.  The security  interest  granted by
Article VII hereof and possession by the Lender of the Collateral consisting of Intercompany Notes, create a valid and perfected first priority Lien in and to such Collateral, enforceable against other Persons in all jurisdictions securing the payment of the Obligations of the Borrower, subject only to Permitted Liens, except as the enforcement thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally. .

                  SECTION 3.15. Chief Place of Business. As of the execution hereof, the principal place of business and chief executive office of the Borrower is located at 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701. If any change in such location occurs, the Borrower shall notify Lender thereof not later than ten days after the occurrence thereof. As of the date of execution hereof, the corporate books and records of the Borrower are located at its chief executive office and all chattel paper and all records of account of the Borrower are located at the principal place of business of the Borrower, and if any change in any such location occurs, the Borrower shall notify Lender thereof not later than ten days after the occurrence thereof.

                  SECTION 3.16.  Other Corporate  Names.  Except as disclosed on
Schedule 3.16, the Borrower has not used, and will not use any corporate or fictitious name other than the corporate name shown in the Borrower's Certificate of Incorporation.

                  SECTION 3.17. Insurance. Schedule 3.17 contains a description of all insurance which the Borrower and its Subsidiaries maintains with respect to their business and operations. All of such insurance is in full force and effect.

                  SECTION 3.18. Capitalization and Subsidiaries. The capital stock of the Borrower and of each Subsidiary of the Borrower (other than any Excluded Subsidiary) has the classes, par values, authorized shares and outstanding shares set forth on Schedule 3.18. All of the outstanding shares of capital stock of the Borrower and of each Subsidiary are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any pre-emptive or subscription rights. Except as set forth on Schedule 3.18, there are no: (A) outstanding shares of capital stock or other securities convertible into or exchangeable for equity securities of the Borrower or any Subsidiary, or (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which the Borrower or any Subsidiary may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any equity securities of the Borrower or any Subsidiary. The ownership interests in the Borrower or any Subsidiary are as indicated on Exhibit A to the Pledge Agreement.

                  SECTION 3.19.  Subsidiaries  and Joint Ventures.  Set forth on
Schedule 3.19 is a list of each Subsidiary and Joint Venture of the Borrower, the state in which each such Subsidiary or Joint Venture is organized and is in good standing and the states in which it is in good standing as a foreign corporation.

                  SECTION 3.20. Indentures. No "Event of Default" (as defined in any Indenture) or event which with the giving of notice or passage of time, or both, would constitute such an Event of Default, has occurred and is continuing.

                  SECTION 3.21. No Material Misstatements. No report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to Lender in connection with the negotiation of this Agreement, and the other Loan Documents or included herein or therein, nor any other information required to be furnished hereby or thereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

                  SECTION 3.22. Excluded Subsidiaries. Each of the Persons listed on Schedule 3.22 hereto other than ACSI Technology Solutions, Inc. is inactive and presently has no plans to engage in any Telecommunications Business. ACSI Technology Solutions, Inc. has no material tangible assets and intends to engage solely in the consulting business.


                                   ARTICLE IV
                              CONDITIONS FOR LOAN

                  The obligation of Lender to make the Loans to the Borrower on the Funding Date is subject to the accuracy in all respects, as of the Funding Date, of the representations and warranties contained in Article III and the other Loan Documents, to the performance by the Borrower of its obligations to be performed hereunder on or before the Funding Date and to the satisfaction of the following further conditions:

                  . CTION 4(a) All then applicable legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to counsel for Lender.

                  (b) Lender shall have received a Notice of Borrowing from the Borrower in the form of Exhibit C hereto.

                  (c) Lender shall have received the Financials.

                  (d) Lender shall have received a certificate substantially in the form of Exhibit E hereto, dated the Funding Date, of the secretary of the Borrower, certifying (i) the names and true signatures of the officers authorized to sign each Loan Document to which the Borrower is a party, (ii) the resolutions of the Board of Directors of the Borrower approving the transactions contemplated by the Loan Documents to which the Borrower is a party, (iii) the Borrower's by-laws, and (iv) the accuracy and completeness of each Indenture, copies of which are attached thereto.

                  (e) Lender shall have received the favorable written opinions of special, regulatory and in-house counsel for the Borrower dated the Funding Date, addressed to Lender and reasonably satisfactory to (and containing only such qualifications and limitations as are reasonably satisfactory to) counsel for Lender, which opinions shall cover the matters described on Exhibit F attached hereto.

                  (f) Lender shall have received (i) the Pledge Agreement executed by the Borrower and Lender, and (ii) stock certificates and undated stock powers duly executed in blank for the shares of capital stock of each direct and indirect Subsidiary of the Borrower (other than the Excluded Subsidiaries) held by the Borrower.

                  (g) Lender shall have received certificates of appropriate public officials dated not more than 30 days prior to the Funding Date, as to the legal existence or qualification, and good standing of the Borrower, from Delaware and Maryland.

                  (h) Lender shall have received the Borrower's Certificate of Incorporation, as amended, modified or supplemented to the Funding Date, certified to be true, correct and complete by the Secretary of State of Delaware.

                  (i) Lender shall have received satisfactory evidence that its security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens.

                  (j) On the Funding Date and after giving effect to such Loan, there shall have been no event resulting in a Material Adverse Effect on the Borrower since September 30, 1997.

                  (k) The Share Exchange shall have been consummated.

                  (l) The representations and warranties of the Borrower set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the Funding Date with the same effect as though such representations and warranties had been made on and as of the Funding Date.

                  (m) On the Funding Date, and after giving effect to such Loan, the Borrower shall be in compliance with all the terms and provisions set forth herein or in any other Loan Document to which it is a party on its part to be observed or performed, and neither any Event of Default nor any Default, shall have occurred and be continuing.

                  (n) Lender shall be satisfied with the terms, conditions and documentation relating to the loans to be made by the Borrower to the Indebted Subsidiaries, and arrangements satisfactory to Lender shall have been made for repayment on the Funding Date of all obligations of the Indebted Subsidiaries to the Borrower.

                  (o) Each of the Intercompany Notes shall have been duly executed and delivered and pledged to the Lender.


                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with Lender that so long as the Agreement shall remain in effect or any Obligations hereunder or under any of the other Loan Documents are unpaid:

                  SECTION 5.01. Corporate and Franchise Existence.  The Borrower
shall, and shall cause each of its Subsidiaries to, (i) preserve and maintain its corporate existence, and its rights, franchises and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its Telecommunications Business and operations and property (provided that nothing in this Section 5.01 shall be deemed to limit the right of the Borrower or any Subsidiary to enter into a merger not prohibited by Section 6.02) and (ii) preserve, protect and keep in full force and effect its Authorizations that are necessary for its
Telecommunications Business, and do all other things necessary for its Telecommunications Business.

                  SECTION 5.02. Compliance with Laws, Etc. The Borrower shall and shall cause each of its Subsidiaries to, comply with all laws and regulations applicable to it and all material contractual obligations applicable to it, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.03. Maintenance of Properties. The Borrower shall and shall cause each of its Subsidiaries to, at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty requests and any licensing requirements.

                  SECTION 5.04. Insurance. The Borrower shall and shall cause each of its Subsidiaries to, atits own expense, with financially sound and reputable insurance companies:

                  (a) keep its insurable properties, adequately insured on an all-risk basis for the full replacement value thereof at all times;

                  (b) maintain in full force and effect commercial general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts as are customary in the telecommunications industry for companies engaged in the same or a similar business to that of the Borrower and its Subsidiaries; and

                  (c) maintain such other insurance to such extent and against such risks, including against business interruptions, fire and other risks insured against by extended coverage, as are usually insured against by companies engaged in the same or a similar business to that of the Borrower and its Subsidiaries.

                  SECTION 5.05. Obligations and Taxes. The Borrower shall and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity all of its Debt and pay, discharge or otherwise satisfy before they become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, and all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay, discharge or otherwise satisfy or to cause to be paid and discharged or otherwise satisfied any such Debt, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and the Borrower or such Subsidiary, as applicable, shall set aside on its books such reserves as are required by GAAP with respect to any such Debt, tax, assessment, charge, levy or claim so contested.

                  SECTION 5.06. Financial Statements, Reports, etc. The Borrower shall furnish to Lender:

                  (a) within ninety (90) days after the end of each fiscal year of the Borrower, annual consolidated and consolidating financial statements for the Borrower, Subsidiaries and the New Subsidiaries, including the balance sheets and statements of operations, stockholders' equity and cash flows, for such fiscal year, which consolidated financial statements of the Borrower shall have been audited by independent certified public accountants reasonably satisfactory to Lender, and shall be prepared in accordance with GAAP, and accompanied by such independent certified public accountant's unqualified opinion;

                  (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated financial statements for the Borrower, Subsidiaries and the New Subsidiaries as of the end of each such quarter and for the then elapsed portion of the fiscal year;

                  (c) concurrently  with (a) and (b) above, a certificate of the
Borrower's independent certified public accountant or the Borrower's chief financial officer, as applicable, to the effect that the financial statements referred to in clause (a) or (b) above, present fairly the financial position and results of operations of the Borrower, Subsidiaries and the New Subsidiaries, and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;

                  (d) promptly upon their becoming available, copies of any material nonperiodic notices to the Borrower or any Subsidiary and other material nonperiodic communications to the Borrower or any Subsidiary from the FCC, any PUC or from any other federal, state or local Governmental Authority which relate to any event or condition which could reasonably be expected to result in a Material Adverse Effect;

                  (e) promptly upon any officer or management employee of the Borrower obtaining knowledge of any condition or event which constitutes an Event of Default or a Default, a certificate signed by an authorized officer of the Borrower specifying in reasonable detail the nature and period of existence thereof and what corrective action the Borrower has taken or proposes to take with respect thereto;

                  (f) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate signed by an authorized officer of the Borrower, stating that there does not exist any condition or event which either constitutes an Event of Default or a Default;

                  (g) upon written request, evidence of insurance complying with
Section 5.04;

                  (h) within sixty (60) days after the beginning of each fiscal year of the Borrower, an operating budget for the Borrower and its Subsidiaries on a consolidated basis for such fiscal year;

                  (i) within five (5) days after receipt or transmittal thereof, any notices received by the Borrower pursuant to any Indenture and any notices transmitted by the Borrower pursuant to the Indenture;

                  (j) promptly after the creation thereof, information regarding the identify of each New Subsidiary and each Joint Venture formed after the Funding Date; and

                  (k) promptly from time to time such other information regarding the operations, business affairs and condition (financial or otherwise) of the Borrower, its Subsidiaries, the New Subsidiaries, the Excluded Subsidiaries or the Telecommunications Businesses as Lender may reasonably request in writing.

                  SECTION 5.07. Litigation and Other Notices. The Borrower shall give Lender prompt written notice of the following: (a) all Events of Default or Defaults; (b) any levy, attachment, execution or other process against any of the material property or assets, real or personal, of the Borrower or any of its Subsidiaries; (c) the filing or commencement of any action, suit or proceeding against the Borrower or any of its Subsidiaries by or before any court or any Governmental Authority which, if adversely determined against such Person, the Borrower reasonably believes would materially impair the right of such Person to carry on its Telecommunications Business substantially as now conducted or contemplated or could reasonably be expected to result in a Material Adverse Effect; and (d) any matter which has resulted in, or which the Borrower reasonably believes will result in, a Material Adverse Effect.

                  SECTION 5.08. ERISA. The Borrower shall and shall cause each of its Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and furnish to Lender, (i) as soon as possible, and in any event within thirty (30) days after the Borrower or any officer thereof knows or has reason to know that any Termination Event has occurred, a statement of an officer of the Borrower setting forth details as to such Termination Event and the corrective action that the Borrower proposes to take with respect thereto, together with a copy of the notice of any such Termination Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice the Borrower or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

                  SECTION 5.09. Access to Premises and Records. The Borrower shall, and shall cause each of its Subsidiaries to, permit representatives of Lender to have access to its books and records and to the Collateral and its premises at reasonable times and upon reasonable notice and to make such excerpts from such records as such representatives may reasonably deem necessary and to inspect the Collateral.

                  SECTION 5.10. Environmental Notices. If the Borrower or any Subsidiary shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by it, (b) receive notice that any administrative or judicial complaint or order has been filed or threatened against it alleging violations of any federal, state or local environmental law or regulation or requiring it to take any action in connection with any Release of any Contaminant into the indoor or outdoor environment, or (c) receive any notice from any Governmental Authority or private party alleging that it may be liable or responsible for costs associated with a response to or cleanup of a Release of any Contaminant into the indoor or outdoor environment or any damages caused thereby, the
Borrower shall provide Lender with a copy of such notice within five (5) Business Days of the receipt thereof by the Borrower or any Subsidiary. Within five (5) Business Days of the Borrower having learned of the enactment or promulgation of any federal, state or local environmental law or regulation which may reasonably be expected to result in any Material Adverse Effect, the Borrower shall provide Lender with notice thereof.

                  SECTION 5.11. Amendment of Organization Document; Change of Name. The Borrower shall notify Lender of (i) any amendment to its Certificate of Incorporation within ten days of the occurrence of any such event, and provide Lender with copies of any amendments certified by the secretary of the Borrower and of all other relevant documentation, and (ii) the use by the Borrower of any corporate or fictitious name other than as indicated in its Certificate of Incorporation, within ten days after the first use thereof. The Borrower shall promptly deliver to Lender such financing statements executed by the Borrower which Lender may request as a result of any such amendment or use of new name which might require the filing of such financing statements.

                  SECTION 5.12. Changes in Regulation. The Borrower shall keep Lender informed on a timely basis as to (and shall respond on a timely basis to all requests by Lender for information with respect to) all actual changes in regulation of the Borrower or the Telecommunications Businesses of which it is aware, and which could reasonably be expected to result in a Material Adverse Effect by any Federal, state or local authority, whether such changes are effected because of the expansion of the properties, operations or Telecommunications Business of the Borrower or any of its Subsidiaries or by effect of statutes, regulations, official interpretations thereof, judicial decisions, orders or by consensual action between the Borrower or any Subsidiary and any regulatory authority. In the event that Lender determines in its reasonable good faith discretion that any of such actual changes have or are reasonably likely to have a material adverse effect on Lender or any Affiliate of Lender under the Loan Documents (including, without limitation, the security interests provided to Lender under the Loan Documents), the Borrower and Lender shall cooperate in good faith to restructure, each at its own cost and expense (unless an Event of Default has occurred and is continuing, in which event such restructuring shall be at the sole cost and expense of the Borrower) the terms and provisions set forth in the Loan Documents and the structure of the financing provided under the Loan Documents so as to minimize or avoid the adverse effects to Lender or any Affiliate of Lender of such actual changes.

                  SECTION 5.13.  Further  Assurances.  The Borrower agrees to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers and instruments, at the Borrower's expense, as Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto Lender its rights, powers and remedies hereunder and thereunder.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees with Lender that so long as this Agreement shall remain in effect or the Obligations hereunder or under any of the Loan Documents shall be unpaid, without the prior written consent of
Lender:

                  SECTION 6.01. Liens, etc. The Borrower shall not and shall not permit any of its Subsidiaries to, incur, or suffer to exist, directly or indirectly, any Lien upon or with respect to any of its properties or the Collateral, now owned or hereafter acquired, or upon any proceeds, products, issues, income or profits therefrom except for the following "Permitted Liens":

                   (i)  Liens granted pursuant to the Loan Documents;

                  (ii) Liens for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained to the extent required by GAAP) on Property of the Borrower or any Subsidiary;

                  (iii) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP or five days have not yet elapsed since the due date thereof);

                  (iv) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Lien shall extend only to cash collateral for such surety bonds;

                  (v) Liens securing Purchase Money Debt permitted by Section 6.11, but only to the extent such Liens attach solely to the assets financed by such Purchase Money Debt;

                  (vi) easements, rights-of-way, licenses and other similar restrictions on the use of Properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the Properties subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (vii)  any  Lien  to  secure   obligations   under   workmen's
         compensation laws or similar legislation, other than any Lien imposed by ERISA;

                  (viii) any Lien on any asset of the Capital Stock of any New Subsidiary or Excluded Subsidiary not required to comply with the Subsidiary Investment Conditions; and

                  (ix) Liens on Property of any Subsidiary which Liens secure Debt permitted pursuant to Section 6.11(vii).

                  SECTION 6.02. Mergers, Consolidations and Certain Sales of Assets. (a) The Borrower shall not and shall not permit any of its Subsidiaries to consolidate with or merge into any other Person, except that (i) any Subsidiary of the Borrower may be merged or consolidated with or into any one or more Subsidiaries of the Borrower if after giving effect to any of such transactions no Default or Event of Default shall exist or occur, (ii) any Subsidiary of the Borrower may be merged with or into any other Person if (A) such Subsidiary is the surviving Person as a result of such merger, (B) before and after giving effect to such merger no Event of Default or Default would exist or occur, (C) total Debt of such Subsidiary after giving effect to such merger shall not exceed forty percent (40%) of the Market Capitalization of such Subsidiary, (D) after giving effect to such merger, all of the Subsidiary Investment Conditions shall be fulfilled for such Subsidiary, and (E) the aggregate Debt assumed by all Subsidiaries in connection with all mergers with or into such other Persons shall not exceed $10,000,000, exclusive of any Debt for which the Defeasance Conditions shall have been satisfied, and (iii) the Borrower may be merged with or consolidated into any other Person if (A) the surviving Person as a result of such merger or consolidation is the Borrower or a Person incorporated under the laws of one of the states of the United States of America or the laws of the District of Columbia, (B) before and after giving effect to such merger or consolidation, no Event of Default or Default would exist or occur, (C) the total Market Capitalization of the surviving Person of such merger or consolidation shall be at least $1,000,000,000, (D) the total Debt of the surviving Person of such merger or consolidation after giving effect to such merger or consolidation shall not exceed forty percent (40%) of the Market Capitalization of such surviving Person, and (E) if the surviving Person of such merger or consolidation is not the Borrower, such Person shall have affirmed in writing to the Lender that it has assumed all of the obligations of Borrower under the Loan Documents.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to, consummate any Asset Sale, unless:

                           (i) no Event of Default  shall have  occurred  and be
                  continuing or shall occur as a consequence thereof;

                           (ii) the Borrower or such Subsidiary, as the case may
                  be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property or assets sold or otherwise disposed of;

                           (iii) at least 75 percent of the consideration received in respect of such Asset Sale by the Borrower or such Subsidiary, as the case may be, for such Property or assets consists of Cash Proceeds and/or Telecommunications Assets;

                           (iv) the Borrower or such Subsidiary, as the case may
                  be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in Section 6.02(c) hereof;

                           (v) such Asset Sale does not involve a Disposition of
                  any Property of any Subsidiary to the Borrower, which Property is material to the operation of any Telecommunications Business of such Subsidiary; and

                           (vi)  if such Asset Sale includes the sale of the
Capital Stock of any Subsidiary, such Asset Sale shall be expressly subject to Lender's Lien on such Capital Stock.

                  (c) Within 270 calendar days after the closing of any Asset Sale, the Borrower or such Subsidiary, as the case may be, may, at its option:

                           (i) reinvest (or enter a binding agreement to reinvest, provided that such reinvestment is completed with 180 calendar days of the date of such agreement) an amount equal to the Net Cash Proceeds, or any portion thereof, from such Asset Sale in Telecommunications Assets; and/or

                           (ii) apply an amount equal to such Net Cash Proceeds,
                  or remaining Net Cash Proceeds, to the permanent reduction of the Loans.

                  (d) The Borrower shall not permit any Subsidiary to make any Disposition not constituting an Asset Sale to the Borrower of any Property of such Subsidiary which Property is material to the operation of any Telecommunications Business of such Subsidiary, and the Borrower shall not make any Disposition of the Capital Stock of any Subsidiary not constituting an Asset Sale unless such Disposition is expressly subject to Lender's Lien on the Capital Stock of such Subsidiary.

                  SECTION 6.03. Indentures. The Borrower shall not make any amendments to the Indenture that would result in accelerating the scheduled amortization or maturity of any Debt thereunder.

                  SECTION 6.04. Restricted Payments. The Borrower shall not and shall not permit any Subsidiary to, directly or indirectly make any Restricted Payments of the following types: (1) declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof in their capacity as such, excluding any dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire its Capital Stock, or (2) repurchase, redeem, or otherwise retire or acquire for value (other than from a Subsidiary of the Borrower) (a) any Capital Stock of the Borrower or (b) any options, warrants or rights to repurchase or acquire shares of Capital Stock of the Borrower or any securities convertible or exchangeable into shares of Capital Stock of the Borrower; provided, however,
(i) each of the Indebted Subsidiaries may make payments on its Intercompany Note in accordance with its terms, (ii) each of the Subsidiaries may make payments to the Borrower in respect of such Subsidiary's allocated share of reasonable Headquarters Expenses, the Borrower may make any payment described in clause (1) or (2) above out of any funds other than Segregated Assets, (iii) the Borrower may repurchase any shares of its Capital Stock from Persons who were formerly directors, officers or employees of the Borrower or any of its Subsidiaries or pursuant to any management stock plans, and (iv) the Borrower may retire or repurchase any Capital Stock of the Borrower in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Capital Stock (other than Disqualified Stock) of the Borrower.

                  SECTION 6.05. Issuances and Sales of Capital Stock of Subsidiaries. The Borrower shall not permit any Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower or Strategic Investors, provided that in each case Lender continues to have a first priority perfected security interest in all such Capital Stock, and Borrower beneficially owns at least a majority of the Voting Stock of each Subsidiary.

                  SECTION 6.06. Margin Regulation. The Borrower shall not and shall not permit any Subsidiary to, use or permit any other Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended from time to time, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

                  SECTION 6.07. Permitted Activities. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the operation of its Telecommunications Business.

                  SECTION 6.08. Disposition of Licenses, etc. The Borrower shall not sell, assign, transfer or otherwise dispose of in any way any governmental authorizations, licenses, permits or approvals (including, without limitation, any Authorizations) necessary or appropriate for the operation of its Telecommunications Business, provided that any Subsidiary may make such a sale, assignment, transfer or other disposition solely to the extent such action would not result in a Material Adverse Effect.

                  SECTION 6.09. Transactions with Affiliates. (a) The Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except (i) in the ordinary course of and pursuant to reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than such would obtain in a comparable arm's length transaction with an unaffiliated Person, but in no event shall the Borrower or any Subsidiary obtain a Lien on the assets of the Borrower or any Subsidiary, (ii) the Borrower may make loans to the Indebted Subsidiaries on the Funding Date in an amount sufficient to permit the Indebted Subsidiaries to repay all their obligations to AT&T Credit Corporation, and the Indebted Subsidiaries may repay such loans,
(iii) the Borrower or any Subsidiary may enter into any employment agreement in the ordinary course of business and consistent with industry practice for services rendered by a Person in such Person's capacity as an officer or employee of the Borrower or such Subsidiary, (iv) the Borrower or any Subsidiary may enter into any agreement or arrangement with respect to the compensation of a director of the Borrower or any Subsidiary of the Borrower for services rendered by a Person in such Person's capacity as a director approved by the Board of Directors and consistent with industry practice, (v) the Borrower or any Subsidiary may make any payment permitted to be made under Section 6.04, and
(vi) the Borrower or any Subsidiary may make loans and advances to employees and officers of the Borrower or a Subsidiary of the Borrower in the ordinary course of business and consistent with the past practice of the Borrower or such Subsidiary provided that the aggregate principal amount of all such loans and advances shall not exceed $3,000,000 at any one time outstanding, and provided, further, that in the event the aggregate principal amount of all such loans or advances exceeds $1,000,000 at any one time outstanding, the Borrower shall, within 180 calendar days of the date such amount first exceeds $1,000,000, reduce such amount to an amount less than $1,000,000.

                  (b) The Borrower shall not permit any Subsidiary to make an Investment in any New Subsidiary or Excluded Subsidiary; provided, however, that such Investment may be made if on or prior to the date thereof, the Borrower and such Subsidiary comply with all of the Subsidiary Investment Conditions.

                  (c) The Borrower shall not make an Investment in any New Subsidiary or Excluded Subsidiary out of Segregated Assets; provided, however, that such Investment may be made if on or prior to the date thereof, the Borrower and such Subsidiary comply with all of the Subsidiary Investment Conditions.

                  SECTION 6.10.  ERISA.  The Borrower shall not:

                  (A) engage, or permit any ERISA Affiliate to engage in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Benefit Plan, whether or not waived;

                  (C) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan if such termination would have a Material Adverse Effect under Title IV of ERISA;

                  (D) fail to make any material contribution or payment to any Multiemployer Plan that the Borrower or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (E) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (F) fail, or permit any ERISA Affiliate to fail, to pay any required installment under Section 412 of the IRC on or before the due date for such installment or other payment under circumstances reasonably likely to result in the imposition of a Lien on the assets of the Borrower or its Subsidiaries pursuant to Section 412(n) of the IRC.

                  SECTION 6.11. Indebtedness. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, Incur or suffer to exist any Debt except:

                  (i)  the Obligations;

                  (ii) (A) with respect to any Subsidiary, Purchase Money Debt which is incurred for administration and management purposes and not for the construction, acquisition or improvement of Telecommunications Assets, which Purchase Money Debt shall not exceed $2,000,000 in the aggregate for all Subsidiaries, and (B) with respect to the Borrower, Purchase Money Debt;

                  (iii) Debt owed by the Borrower to any Subsidiary of the Borrower or any other Person or Debt owed by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, provided, however, that any Debt owed by the Borrower to any Subsidiary of the Borrower shall be subordinate to the payment and performance of the Obligations and any instrument and the books and records evidencing such Debt shall expressly refer to such subordination, and the Borrower shall not, and the Borrower shall not permit any of its Subsidiaries to, accept any payments on any Debt described in this clause (iii) at any time after Lender has notified the Borrower of the occurrence of an Event of Default until such time as such Event of Default has been cured to the satisfaction of the Lender or has been waived in writing by the Lender;

                  (iv) Debt Incurred to renew, extend, refinance or refund (each, a "refinancing") Purchase Money Debt described in clause (i) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Borrower as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Borrower incurred in connection with such refinancings; provided that, the amortization of any such Debt shall not be faster than the amortization of the Debt being refinanced;

                  (v) unsecured Debt incurred by the Borrower pursuant to any Indenture, any supplemental indenture thereunder, any indenture entered into after the date hereof, or any other agreement, instrument or document, and any other agreement, instrument or document evidencing a renewal, extension, refinancing or refunding of any of the foregoing (each such supplemental indenture, indenture, agreement, instrument or document, other than the Indentures, a "New Debt Agreement"), provided, however, that any New Debt Agreement shall not grant any Liens for the benefit of the holders of the Debt incurred thereunder;

                  (vi) Debt Incurred by the Borrower that consists of Interest Hedging Obligations with respect to the Debt referred to in clause (i) above; and

                  (vii) Debt which becomes the obligation of the Borrower or any Subsidiary as a result of any merger or consolidation permitted under
         Section 6.02(a).

                  SECTION 6.12. Investments. The Borrower shall not, and shall not permit any Subsidiary to make any Investments except (i) the Borrower may make any Investment in any Subsidiary that does not constitute Debt of such Subsidiary (other than the Intercompany Notes and any other Debt of such Subsidiary that is permitted to be owing to the Borrower pursuant to Section 6.11(iii)), (ii) any Subsidiary may make an Investment in the Borrower or another Subsidiary that does not constitute Debt of the Borrower or such other Subsidiary, (iii) the Borrower may make Investments in Joint Ventures, New
Subsidiaries and Excluded Subsidiaries with funds that do not constitute Segregated Assets, (iv) the Borrower or any Subsidiary may make Permitted Investments, and (v) the Borrower or any Subsidiary may make Investments described in Section 6.09(a)(vi), and (vii) the Borrower or any Subsidiary may grant trade credit to customers of such Person in the ordinary course of business.


                                   ARTICLE VII
                               COLLATERAL SECURITY

                  SECTION 7.01. Collateral Security. The Borrower hereby grants to Lender to secure payment and performance of all the Obligations, a right of setoff against and a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired and wheresoever located: the Intercompany Notes, and all substitutions for and proceeds of any of the foregoing.
                  SECTION 7.02. Preservation of Collateral and Perfection of Security Interests Therein. The Borrower shall execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Lender, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by the Borrower to Lender or to otherwise protect and preserve the Collateral and Lender's security interest therein or to enforce Lender's security interests in the Collateral. Should the Borrower fail to do so, Lender is authorized to sign any such financing statements as the Borrower's agent. The Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of an executed financing statement is sufficient as a financing statement.


                                  ARTICLE VIII
                           EVENTS OF DEFAULT; REMEDIES

                  SECTION 8.01. Events of Default. The following events shall each constitute an "Event of Default":

                  (a) the Borrower shall fail to pay the principal of or interest on the Loan or any other amounts payable by it hereunder or under any of the other Loan Documents when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise, and such failure with respect to the payment of principal or interest shall continue for five (5) Business Days and with respect to any other amounts payable hereunder, shall continue for ten (10) Business Days; or

                  (b) the Borrower shall fail to observe or perform (i) any other covenant, condition or agreement to be observed or performed by the Borrower in any of the Loan Documents, or (ii) any covenant, condition or agreement to be observed or performed by the Borrower in any material agreement of the Borrower, the failure to comply with which would result in a Material Adverse Effect, and in either case, the Borrower fails to cure such breach within thirty days after written notice thereof; or

                  (c) any representation or warranty made by the Borrower in connection with this Agreement or any other Loan Document, or the Loans or any statement or representation made in any report, certificate, financial statement or other instrument (other than the operating budgets provided pursuant to Section 5.06(h) as to which this paragraph (c) shall be inapplicable) furnished by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

                  (d) any Debt of the Borrower or any of its Subsidiaries for borrowed money in excess of $2,000,000 shall become due and payable (whether by acceleration, demand or otherwise) or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, and in each case, shall not have been paid prior to the expiration of any grace period specified in the agreement or instrument relating to such Debt; or

                  (e) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or for a substantial part of its property,
(ii) make a general assignment for the benefit of its creditors, (iii) admit in writing its inability or fail generally to pay its debts as they become due,
(iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or
(v) take any action for the purpose of effecting any of the foregoing; or

                  (f) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against the Borrower or any Subsidiary or the Borrower or any Subsidiary takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against the Borrower or any Subsidiary (but not instituted by such Person), either such proceeding shall remain undismissed, undischarged or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for the Borrower or any Subsidiary or any substantial part of its property) shall be granted or shall occur; or

                  (g)  the  Borrower  or  any   Strategic   Subsidiary   becomes
"insolvent" (as defined in Section 1.01 of the Federal Bankruptcy Code); or

                  (h)  a  Termination   Event  occurs  which  Lender  reasonably
believes would have a Material Adverse Effect; or

                  (i) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and Lender in good faith believes that the business hardship underlying such application could reasonably be expected to result in a Material Adverse Effect; or

                  (j) any of the Authorizations or any other license, authorization or other governmental consent or approval necessary for the continuing operation of any System or any other material authorization or approval of or material filing with the FCC, the PUC or any other Governmental Authority necessary for the continuing conduct by any Subsidiary of its Telecommunications Business and operations, shall not be obtained as and when required to permit the Borrower or any Subsidiary to conduct its Telecommunications Business substantially as then being conducted and to perform its material obligations under the Loan Documents, or shall cease to be in full force and effect, which in respect of any of the Authorizations shall occur when an order revoking or terminating any said Authorizations shall be issued, or the FCC, the PUC or any other governmental authority having jurisdiction over any such Authorizations shall, prior to the termination thereof decide not to renew any such Authorizations, and any such event or events described in this Section 8.01(j) shall result in a Material Adverse Effect; or

                  (k) the FCC or the PUC, by final order, determines that the existence or performance of this Agreement or any other Loan Document will result in a revocation, suspension or material adverse modification of any of the Authorizations necessary for the continuing conduct of any Subsidiary's
Telecommunications Business, and any such determination shall result in a Material Adverse Effect; or

                  (l) for any reason any Loan Document shall not be in full force and effect or shall not be enforceable, or any Lien granted pursuant thereto shall fail (except to the extent resulting from a negligent or willful failure of the Lender to take such action as is necessary to continue such Lien) to be perfected or to have its intended priority, or any party thereto other than Lender shall contest the validity of any Lien granted under, or shall disaffirm its obligations under any Loan Document; or

                  (m) a judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any one time shall have been rendered against one or more of the Borrower and its Subsidiaries, collectively, and the same shall not have been vacated, discharged or stayed pending appeal within forty-five (45) days after the entry thereof or no insurer shall have admitted its full liability in writing with respect to such judgment or judgments; or

                  (n) for any reason, the Borrower or any Strategic Subsidiary ceases to operate its Telecommunications Business (other than as permitted pursuant to Section 6.02); or

                  (o) the Borrower or any Strategic Subsidiary is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting its Telecommunications Business or any other material part of its business affairs, and only if such Person is contesting such order in good faith by appropriate proceedings, such order shall remain undismissed or unstayed for a period of forty-five (45) days; or

                  (p) any liabilities, costs, expenses, damages, fines or penalties are assessed against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, arising out of or related to (i) any failure to take Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any environmental, health or safety requirement of law.

                  SECTION 8.02. Termination of Commitment; Acceleration. Upon the occurrence and at any time during the continuance of any Event of Default, Lender may:

                  (a) by notice to the Borrower, terminate Lender's Commitment to the Borrower to make Loans hereunder; or

                  (b) declare the Obligations to be immediately due and payable, whereupon the Obligations shall be immediately due and payable upon notice to the Borrower, provided, however, that if an Event of Default described in
Section 8.01(f) shall exist or occur, all of the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable.

                  SECTION 8.03. Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower. The Borrower also waives the benefit of all valuation, appraisal and exemption laws.

                  SECTION 8.04. Rights and Remedies Generally. If an Event of Default occurs and is continuing, Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in all jurisdictions where the Collateral is located or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on the Borrower's premises, at the Borrower's expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on the Borrower's premises, at the Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit.

                  SECTION 8.05 Sale or Other Disposition of Collateral by Lender. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is given in accordance with the provisions of Section 9.01, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice to the Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Lender shall account to the Borrower (and promptly pay to the Borrower) for any surplus realized upon such sale or other disposition, and the Borrower shall remain liable for the the full amount of any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. The Borrower agrees that Lender has no obligation to preserve rights to the Collateral against any other parties.

                  SECTION 8.06. Lender Not Liable. Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral or of any instrument received in payment therefor or for any damages resulting therefrom (except to the extent the same shall be finally adjudicated or otherwise conclusively determined to have been caused solely by gross negligence or willful misconduct of Lender). Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission of any kind made in the settlement, collection or payment of any of the Collateral (except to the extent the same shall be finally adjudicated or otherwise conclusively determined to have been caused solely by gross negligence or willful misconduct of Lender). The costs of collection and enforcement, including but not limited to reasonable counsel fees and out-of-pocket expenses, shall be borne solely by the Borrower whether the same are incurred by Lender or the Borrower.

                  SECTION 8.07. Right of Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to the Borrower or any Subsidiary (except as may be required by applicable law), upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the amount of any Obligation that is then due and payable, and to hold for set-off and application against Obligations that will subsequently become due and payable (and to set-off and apply against the amount of such Obligation as it becomes due and payable, whether in accordance with its terms or by acceleration, demand or otherwise), any amount owing from Lender or any Affiliate of Lender to the Borrower. Lender agrees promptly to notify the Borrower after any such set-off and application made by Lender or any Affiliate of Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The Borrower hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).


                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by a courier service of recognized standing (specifying next Business Day delivery) or by hand delivery, or by registered or certified mail, postage prepaid, return receipt requested or by telecommunications device capable of creating a written record, addressed, if to the Borrower, at: 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701, Attention: Chief Executive Officer (telecopy no. 301/617-4279, confirmation no. 301/617-4200), and if to Lender, c/o AT&T Capital Corporation/Capital Markets Division, 44 Whippany Road, Morristown, NJ 07962-1983, Attention: Vice President Credit (telecopy no. (973) 397-4368, confirmation no. (973) 397-3482, with a copy to AT&T Capital Corporation/ Capital Markets Division at 44 Whippany Road, Morristown, NJ 07962-1983, Attention: Chief Counsel (telecopy no. (973) 397-3165, confirmation no. (973) 397-4189). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) five days after mailing in the United States mails when sent by registered or certified mail, postage prepaid, return receipt requested, or
(b) upon receipt, if by courier service, by hand delivery or any above described telecommunications device, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

                  SECTION 9.02. No Waivers; Amendments. (a) No failure or delay of Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any other Loan Documents may be amended or modified except pursuant to an agreement or agreements in writing executed by the Borrower and Lender.

                  SECTION 9.03. Governing Law and Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. THE BORROWER AND LENDER CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

                  SECTION 9.04. Expenses; Documentary Taxes. The Borrower will pay all reasonable out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation and execution of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), the administration of the Loan Documents, the creation, perfection, priority or protection of the Liens in the Collateral, and the enforcement of the rights of Lender in connection with this Agreement, any other Loan Documents or the Collateral, including all reasonable attorneys' fees and related expenses and costs. The Borrower agrees that it shall indemnify Lender from and hold it harmless against any documentary taxes or similar assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document.

                  SECTION 9.05. Equitable Relief. The Borrower recognizes that, in the event that it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to Lender; therefore, the Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  SECTION 9.06. Indemnification; Limitation of Liability. (a) The Borrower agrees to protect, indemnify and hold harmless Lender and each of its officers, Affiliates, directors, employees, attorneys, accountants, representatives and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "Indemnified Matters"); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee or with respect to taxes imposed on the Lender on (i) any of its overall net income and (ii) franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

                  (b) To the extent permitted by applicable law, no claim may be made by the Borrower or any other Person against Lender or any of its Affiliates, directors, officers, employees, agents, attorneys, accountants, representatives or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, directors, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct.

                  SECTION 9.07. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower in any Loan Document survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Obligations until repayment in full of all Obligations.

                  SECTION 9.08. Successors and Assigns. (a) The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. This Agreement shall be binding upon and inure to the benefit of the Borrower and Lender and their respective successors and permitted assigns. Without limiting the generality of the foregoing, the Lender shall have the right to assign any of its rights hereunder or delegate any of its obligations hereunder, in whole or in part and/or all of its rights and interest under the Loan Documents as security therefor to any affiliate, or to any bank, financial institution or financing company which in the ordinary course of business accepts assignments of loans or assumes obligations to make loans from third parties, and in furtherance thereof to provide to any such prospective or actual assignee financial or other information relating to the Borrower and the transactions contemplated hereby.

                  (b) Without limiting the generality of the foregoing, the Lender shall have the right in its sole discretion to sell one or more participations in the Note and the Loan Documents without notice to or consent of the Borrower to any affiliate, or to any bank, financial institution or financing company which in the ordinary course of its business accepts assignments of loans or assumes obligations to make loans from third parties, and in connection therewith, to provide such participants with financial and other information and copies of documents relating to the Borrower and the transactions contemplated hereby.

                  SECTION 9.09. Severability. In case any one or more of the provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                  SECTION 9.10. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  SECTION 9.11. Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

                  SECTION 9.12. Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from the Borrower or with respect to any of the Collateral, and the Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times thereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Lender may reasonably deem advisable, notwithstanding any entry by Lender upon any of its books and records.

                  SECTION 9.13. Marshalling; Payments Set Aside. Lender shall be under no obligation to Marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 9.14. SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AT THE ADDRESS INDICATED IN SECTION 9.01 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

                  SECTION 9.15. WAIVER OF JURY TRIAL. THE BORROWER AND LENDER EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THE BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  SECTION 9.16. Confidentiality. The parties hereto recognize and acknowledge that, in connection with the transactions contemplated by this Agreement and the other Loan Documents, Lender necessarily will need to acquire, consider and analyze certain information about the Borrower and which the Borrower regards as valuable and confidential and identified in writing as such by Borrower (the "Confidential Information"). The Lender agrees that it shall use the Confidential Information solely for purposes of the transactions contemplated by this Agreement and the other Loan Documents and that the Confidential Information will be kept confidential by Lender and that Lender will not disclose any of the Confidential Information to any Person; provided, however, that such confidentiality obligation shall not apply to (i) any information disclosed to Persons employed by or expected to become engaged in evaluating, approving, structuring, auditing or administering the Loans or Obligations hereunder who agree to comply with this Section 9.16, including, without limitation, the Lender's representatives, attorneys, advisors, accountants, and rating agencies, (ii) any information which is or becomes available to the Lender from a source other than the Borrower, or its Affiliates, (iii) any information which is or becomes available to the public other than as a result of disclosure by Lender or its above-described representatives or agents, (iv) any information required or requested by any governmental agency or representative thereof or pursuant to legal process, or
(v) any information in connection with the exercise of any remedy under the Loan Documents; and provided, further, that nothing herein shall prevent Lender from disclosing such information to any bona fide assignee, transferee or participant or prospective assignee, transferee or participant of any of their respective representatives that have agreed to comply with this Section 9.16 in connection with the contemplated assignment or transfer of any Loans hereunder or participation therein.
                  SECTION 9.17. Entire Agreement, etc. This Agreement (including all schedules and exhibits referred to herein), the Note and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.



                                          AMERICAN COMMUNICATIONS SERVICES, INC.



                                          By: /s/Riley M. Murphy
                                          --------------------------
Name:Riley M. Murphy                      Title:Executive Vice President
                                                /Secretary


                                          AT&T COMMERCIAL FINANCE CORPORATION


                                          By: /s/ William Roos
Name:William Roos                         ---------------------------
                                          Title:Vice President